Exhibit 99.2

JERNIGAN Capital

Second Quarter 2018

Supplemental Information

Second Quarter 2018                       1

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our third quarter and full-year 2018 earnings guidance, our ability to successfully source, structure, negotiate and close investments in self-storage facilities, our ability to fund our outstanding future investment commitments, the availability, terms and our rate of deployment of equity capital and our ability to increase borrowing base of our credit facility, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2017, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to obtain certificates of occupancy at the facilities in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, loss on modification of debt, and other expenses. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Second Quarter 2018                       2

Press Release – July 2018

Jernigan Capital Reports Second Quarter Results Above Guidance Range with 24% YoY Growth in Net Income and 82% YoY Growth in Adjusted Earnings

MEMPHIS, Tennessee, July 31, 2018 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended June 30, 2018, initiated earnings per share and adjusted earnings per share guidance for the third quarter 2018 and adjusted its guidance for full year 2018 to reflect the June common stock offering, among other changes.

Second Quarter Highlights include:

▪

Quarterly earnings per share and adjusted earnings per share of $0.40 and $0.64, or $0.05 and $0.04, respectively,  above the top end of the Company’s quarterly guidance ranges provided with its first quarter 2018 earnings release, due primarily to interest income and fair value increases exceeding expectations.

▪	Grew its investment portfolio by closing six new on-balance sheet development investments during the quarter for a combined total commitment amount of $67.0 million.

▪

Enhanced its strong balance sheet by successfully executing an upsized public offering of 4.6 million shares of its common stock at a public offering price of $18.50 per share for net proceeds of approximately $81.1 million.

▪	Added Jonathan Perry to its executive team as Executive Vice President and Chief Investment Officer.

“2018 continues to be an exceptional year for JCAP,” stated Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital, Inc. “During the second quarter alone, we closed on six new on-balance sheet development investments, bringing us to $175.2 million of capital commitments to date in 2018, or 81% of the midpoint of our annual investment guidance. Our development investment pipeline stands at approximately $475 million today, intentionally down from prior highs as we look to meticulously underwrite and develop only the best sites in underserved submarkets while we continue to monitor opportunities to transition into the property ownership chapter of our Company’s life.”

John Good, President and Chief Operating Officer of Jernigan Capital, Inc. added, “Our second quarter results represent 179% growth in total revenues, 24% growth in net income attributable to common stockholders and 82% growth in adjusted earnings compared to the comparable quarter in 2017. The summer leasing season has exceeded expectations for our 21 development and wholly-owned self-storage properties, with our lease-up properties adding 11% of occupancy since the end of April. These properties are on average 54% occupied, or 10% ahead of our initial underwriting expectations (44%). By comparison, occupancy at the end of April stood at 43%, or 3% ahead of initial underwriting at that time. We believe the exceptional performance of our portfolio is indicative of the quality of our self-storage properties, our micro-market locations, as well as the revenue management systems and marketing power of our third party managers.”

“We further strengthened our balance sheet by issuing $81.8 million of common stock during the quarter in an underwritten public offering and through the use of our at-the-market offering program, as well as by issuing an additional $36.5 million of preferred stock to Highland Capital and through our Series B preferred stock at-the-market program. Our capital commitments are now fully-covered through 2019 and we have positioned ourselves to maintain low leverage levels for the foreseeable future.” Mr. Good added, “Finally, we are very excited to have added Jonathan Perry to our executive team as Executive Vice President and Chief Investment Officer. Jonathan brings to JCAP extensive experience and relationships in the self-storage industry, and we believe that as the real estate cycle progresses and we move into a period of more customized and innovative investment opportunities, including a period of increased acquisitions of developer interests in our properties and other potential growth initiatives, Jonathan is the perfect addition to our already strong team.”

Financial Highlights

Net income attributable to common stockholders for the three months ended June 30, 2018 was $6.2 million, an increase of $1.2 million, or 24%, over the $5.0 million net income attributable to common stockholders for the comparable quarter in 2017. Net income attributable to common stockholders for the six months ended June 30, 2018 was $8.0 million, an increase of $1.7 million, or 28%, over the $6.3 million reported for the comparable six month period in 2017.

Adjusted earnings for the three months ended June 30, 2018 was $10.0 million, an 82% increase over the $5.5 million adjusted earnings for the comparable quarter of 2017. Adjusted earnings for the six months ended June 30, 2018 was $15.2 million compared to $7.4 million for the comparable six month period in 2017, a 105% increase.

Second Quarter 2018                       3

Earnings per share and adjusted earnings per share for the three months ended June 30, 2018 were $0.40 and $0.64, or $0.05 and $0.04, respectively, over the top end of the Company’s guidance range.

Total revenues for the three and six months ended June 30, 2018 were $7.2 million and $12.5 million, respectively, representing increases of $4.6 million, or 179%, and $7.6 million, or 154%, over total revenues for the three and six months ended June 30, 2017, respectively. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on the Company’s investment portfolio and the increase in rental and other property-related income derived from the Company’s self-storage real estate owned.

General and administrative expenses for the three and six months ended June 30, 2018 were $2.0 million and $3.9 million, compared to $1.4 million and $2.9 million for the comparable 2017 periods, respectively. Included in these amounts were stock-based compensation expense (“SBE”) of $0.8 million and $0.4 million for the three months ended June 30, 2018 and 2017, respectively, and $1.1 million and $0.7 million for the six months ended June 30, 2018 and 2017, respectively. The increase in SBE was primarily due to additional restricted stock grants to certain officers and employees of the Company’s external manager during 2017 and 2018.

Net income attributable to common stockholders and adjusted earnings for the three and six months ended June 30, 2018 also include increases in the fair value of investments of $8.6 million and $12.9 million, respectively, compared to increases of $4.3 million and $5.7 million for the comparable periods in 2017. This represents a $4.3 million, or 101%, and $7.3 million, or 128%, year-over-year increase from the three and six months ended June 30, 2017, respectively. During 2017, the Company consummated 32 on-balance sheet development investments totaling $408.8 compared to three on-balance sheet development investments totaling $25.6 million in 2016. The increase in the fair value of investments is driven primarily by construction progression on the Company’s 2017 investments.

Capital Markets Activities

On June 14, 2018, the Company completed an underwritten public offering of 4,600,000 shares of its common stock, receiving $81.1 million in proceeds, net of underwriters’ discounts and offering expenses payable by the Company.

In addition, as of June 30, 2018, the Company had issued 110,000 shares of its Series A Preferred Stock and received $110.0 million in gross proceeds pursuant to the terms of a purchase agreement between the Company and Highland Capital Management (the “Purchase Agreement”). Effective as of July 25, 2018, the Company entered into the First Amendment to the Purchase Agreement in order to extend the final date to issue Series A Preferred Stock under the Purchase Agreement from July 27, 2018 to September 30, 2018. Accordingly, as of July 31, 2018, the Company has $15.0 million available for issuance under the Purchase Agreement.

As of June 30, 2018, the Company had no borrowings under its secured revolving credit facility of its $90.8 million in total availability. The Company expects such availability to increase over the balance of 2018 as the Company’s on-balance sheet self-storage investments continue to achieve certificates of occupancy and commence lease-up.

Additionally, the Company has signed a non-binding term sheet to enter into term loans in an aggregate principal amount of $24.9 million secured by three of its wholly-owned assets. The Company expects to close on these loans during the third quarter of 2018.

Dividends

On May 2, 2018, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $1.8 million was paid on July 13, 2018 to holders of record on July 1, 2018. A stock dividend of 111,199 shares of common stock was issued on July 13, 2018 to holders of record on July 1, 2018 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On May 2, 2018, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on July 13, 2018 to holders of record on July 2, 2018.

Additionally, on May 2, 2018, the Company declared a dividend of $0.35 per common share. The dividend was paid on July 13, 2018 to common stockholders of record on July 2, 2018.

Second Quarter 2018                       4

Third Quarter and Full-Year 2018 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance ranges for the three months ending September 30, 2018 and updated guidance for the full-year 2018. Such guidance is based on management's current expectations of Company investment activity (including fair value appreciation and the expected timing of construction progress), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, and other expenses. For more information about our calculation of adjusted earnings, see “Non-GAAP Financial Measures” below.

	Dollars in thousands,
	except share and per share data
	Three months ending		Year ending
	September 30, 2018		December 31, 2018
	Low	High	Low	High
Interest income from investments	$7,400	$7,500	$25,650	$26,450
Rental revenue from real estate owned	880	900	3,150	3,250
Other income	30	35	90	110
Total revenues	$8,310	$8,435	$28,890	$29,810
G&A expenses (1)	(3,845)	(3,730)	(15,350)	(14,650)
Property operating expenses (excl. depreciation and amortization)	(470)	(440)	(1,690)	(1,590)
Depreciation and amortization on real estate assets	(820)	(800)	(3,250)	(3,150)
Interest expense	(520)	(490)	(2,750)	(2,550)
Other expenses	-	-	(290)	(290)
JV income	445	475	1,600	1,800
Other interest income	100	120	270	330
Change in fair value of investments (2)	10,500	12,500	41,000	47,000
Net income	13,700	16,070	48,430	56,710
Net income attributable to preferred stockholders (3)	(4,825)	(4,785)	(18,060)	(17,970)
Net income attributable to common stockholders	8,875	11,285	30,370	38,740
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	390	380	1,870	1,820
Add: depreciation and amortization on real estate assets	820	800	3,250	3,150
Add: other expenses	-	-	290	290
Adjusted earnings	$12,210	$14,590	$44,280	$52,500
Earnings per share – diluted	$0.46	$0.58	$1.77	$2.25
Adjusted earnings per share - diluted	$0.63	$0.75	$2.57	$3.05
Average shares outstanding - diluted	19,400,000	19,400,000	17,200,000	17,200,000

(1)

Includes $1.9 million (low and high) and $7.6 million (low) / $7.1 million (high) of fees due to the Manager for the three months ending September 30, 2018 and for the year ending December 31, 2018, respectively.

(2)

Excludes $0.3 million (low and high) and $1.0 million (low) / $1.1 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending September 30, 2018 and for the year ending December 31, 2018, respectively.

(3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to shares of Series A Preferred Stock, as well as cash dividends estimated with respect to shares of Series B Preferred Stock.

The guidance above is based on the following key assumptions regarding the Company’s business activities in 2018:

▪	Impact of development and investment activity:

•

Projected closings on $200 million to $230 million of new self-storage investments with a profits interest for the full-year 2018, including the approximately $83 million bridge loan investment closed on March 2, 2018 ($175.2 million closed as of July 31, 2018 and $24.8 million subject to non-binding term sheets with projected closing in 2018); and

Second Quarter 2018                       5

•	Fundings of approximately $300 million to $320 million on the Company’s closed and projected investment commitments during the full-year 2018 ($177.1 million as of June 30, 2018).

▪	Impact of financing activity:

•

Guidance ranges assume 2018 investment fundings and commitments are financed with long-term capital, with specific impact on 2018 earnings dependent upon the amount, timing, cost, and form of capital raised.

•	Specific assumptions included in guidance are as follows:

•

Proceeds of $85.0 million from the issuance of Series A Preferred Stock during the first nine months of 2018, which includes the issuance of $70.0 million of Series A Preferred Stock through July 31, 2018;

•

Impact of the amendment to the Series A Preferred Stock that was executed during the first quarter of 2018 which had the effect of leveling out the quarterly stock dividend through the second quarter of 2021;

•	Impact of the issuance of $39.3 million of 7.00% Series B Cumulative Redeemable Perpetual Preferred Stock through July 31, 2018;

•	Impact of the issuance of 4.6 million shares of common stock in June 2018; and

•	Utilization of debt over the remaining course of the year with expected borrowings at year-end of $55.0 million to $65.0 million.

Additionally, the Company continues to monitor its 2018 fair value guidance with updated estimates of construction progress from its development partners. Of the estimated $41.0 million to $47.0 million of fair value appreciation in 2018, the Company recognized $4.3 million in the first quarter, $8.6 million in the second quarter, and expects $10.5 million to $12.5 million to be recognized in the third quarter, and $17.6 million to $21.6 million to be recognized in the fourth quarter. Timing of fair value appreciation is heavily dependent upon construction progress, which is subject to factors outside the control of the Company’s development partners. As such, the exact timing of fair value recognition is subject to change.

Refer to the Company’s Second Quarter 2018 Supplemental Information Package for more information.

Second Quarter 2018                       6

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Operating Data:
Interest income, rental-related income and other revenues	$7,241	$5,216	$3,930	$3,361	$2,599
JV income	435	550	516	730	595
Total revenues and JV income	7,676	5,766	4,446	4,091	3,194
General & administrative expenses	(3,616)	(3,122)	(2,597)	(2,422)	(2,078)
Property operating expenses of real estate owned	(420)	(311)	(83)	(114)	(43)
Depreciation and amortization of real estate owned	(887)	(702)	(238)	(172)	(38)
Interest expense	(638)	(416)	(296)	(323)	(230)
Loss on modification of debt	-	-	-	(232)	-
Other expenses	-	(290)	-	-	-
Subtotal	2,115	925	1,232	828	805
Change in fair value of investments	8,623	4,320	1,738	3,384	4,289
Other interest income	59	109	155	245	100
Net income	10,797	5,354	3,125	4,457	5,194
Net income attributable to preferred stockholders	(4,580)	(3,595)	(423)	(310)	(177)
Net income attributable to common stockholders	$6,217	$1,759	$2,702	$4,147	$5,017
Plus: stock dividends payable to preferred stockholders	2,125	2,125	44	132	-
Plus: stock-based compensation	777	345	272	296	435
Plus: depreciation and amortization on real estate assets	887	702	238	172	38
Plus: loss on modification of debt	-	-	-	232	-
Plus: other expenses	-	290	-	-	-
Adjusted Earnings	$10,006	$5,221	$3,256	$4,979	$5,490

Basic earnings per share attributable to common stockholders	$0.40	$0.12	$0.19	$0.29	$0.50
Diluted earnings per share attributable to common stockholders	$0.40	$0.12	$0.19	$0.29	$0.50

Adjusted Earnings per share attributable to common stockholders - diluted	$0.64	$0.36	$0.23	$0.35	$0.55

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Weighted-average shares of common stock outstanding:
Basic	15,274,459	14,247,174	14,108,415	14,042,350	9,850,967
Diluted	15,564,317	14,555,337	14,295,639	14,244,345	10,033,029
Shares of common stock outstanding:	19,254,141	14,447,043	14,429,055	14,235,848	14,238,350

Balance Sheet Data:
Cash and cash equivalents	$43,331	$15,238	$46,977	$54,999	$100,529
Development property investments at fair value	302,245	239,754	228,233	188,540	163,979
Bridge loan investments at fair value	79,581	77,435	-	-	-
Operating property loans at fair value	5,862	5,885	5,938	5,990	8,790
Self-storage real estate owned, net	59,835	60,459	15,355	15,594	7,283
Investment in and advances to self-storage real estate venture	14,846	14,759	13,856	12,573	14,314
Total assets	509,860	417,252	314,634	284,193	305,127
Senior loan participations	-	732	718	668	20,147
Secured revolving credit facility	-	30,000	-	-	-
Total liabilities	16,122	43,944	8,814	8,434	28,733
Total equity	493,738	373,308	305,820	275,759	276,394
Common book value / common shares outstanding	$18.13	$18.35	$18.58	$18.71	$18.75

Second Quarter 2018                       7

Jernigan Capital, Inc.

Consolidated Balance Sheets- Trailing Five Quarters

(unaudited, in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Assets:
Cash and cash equivalents	$43,331	$15,238	$46,977	$54,999	$100,529
Self-Storage Investment Portfolio:
Development property investments at fair value	302,245	239,754	228,233	188,540	163,979
Bridge loan investments at fair value	79,581	77,435	-	-	-
Operating property loans at fair value	5,862	5,885	5,938	5,990	8,790
Self-storage real estate owned, net	59,835	60,459	15,355	15,594	7,283
Investment in and advances to self-storage real estate venture	14,846	14,759	13,856	12,573	14,314
Other loans, at cost	1,361	1,103	1,313	1,754	6,619
Deferred financing costs	1,644	1,565	2,004	3,813	2,305
Prepaid expenses and other assets	975	884	776	734	1,119
Fixed assets, net	180	170	182	196	189
Total assets	$509,860	$417,252	$314,634	$284,193	$305,127

Liabilities:
Senior loan participations	$-	$732	$718	$668	$20,147
Secured revolving credit facility	-	30,000	-	-	-
Due to Manager	1,887	1,405	1,484	1,438	1,027
Accounts payable, accrued expenses and other liabilities	2,916	3,155	1,138	1,035	2,399
Dividends payable	11,319	8,652	5,474	5,293	5,160
Total liabilities	$16,122	$43,944	$8,814	$8,434	$28,733

Equity:
Series A Cumulative preferred stock	$107,168	$72,181	$37,764	$9,445	$9,445
Series B Cumulative preferred stock	37,463	35,988	-	-	-
Common stock	192	144	144	142	142
Additional paid-in capital	361,636	277,194	276,814	272,726	272,525
Accumulated deficit	(12,721)	(12,199)	(8,902)	(6,554)	(5,718)
Total equity	493,738	373,308	305,820	275,759	276,394
Total liabilities and equity	$509,860	$417,252	$314,634	$284,193	$305,127

Second Quarter 2018                       8

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Interest income from investments	$6,403	$2,467	$10,965	$4,586
Rental and other property-related income from real estate owned	805	105	1,428	168
Other revenues	33	27	64	146
Total revenues	7,241	2,599	12,457	4,900

Costs and expenses:
General and administrative expenses	2,034	1,371	3,852	2,949
Management fees to Manager	1,582	707	2,886	1,337
Property operating expenses of real estate owned	420	43	731	74
Depreciation and amortization of real estate owned	887	38	1,589	62
Other expenses	-	-	290	-
Total costs and expenses	4,923	2,159	9,348	4,422

Operating income	2,318	440	3,109	478

Other income (expense):
Equity in earnings from unconsolidated real estate venture	435	595	985	1,017
Change in fair value of investments	8,623	4,289	12,943	5,682
Interest expense	(638)	(230)	(1,054)	(434)
Other interest income	59	100	168	234
Total other income	8,479	4,754	13,042	6,499
Net income	10,797	5,194	16,151	6,977
Net income attributable to preferred stockholders	(4,580)	(177)	(8,175)	(723)
Net income attributable to common stockholders	$6,217	$5,017	$7,976	$6,254

Basic earnings per share attributable to common stockholders	$0.40	$0.50	$0.53	$0.66
Diluted earnings per share attributable to common stockholders	$0.40	$0.50	$0.53	$0.66

Dividends declared per share of common stock	$0.35	$0.35	$0.70	$0.70

Second Quarter 2018                       9

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Net income attributable to common stockholders	$6,217	$1,759	$2,702	$4,147	$5,017
Plus: stock dividends payable to preferred stockholders	2,125	2,125	44	132	-
Plus: stock-based compensation	777	345	272	296	435
Plus: depreciation and amortization on real estate assets	887	702	238	172	38
Plus: loss on modification of debt	-	-	-	232	-
Plus: other expenses	-	290	-	-	-
Adjusted Earnings	$10,006	$5,221	$3,256	$4,979	$5,490

Adjusted Earnings per share attributable to common stockholders - diluted	$0.64	$0.36	$0.23	$0.35	$0.55

Weighted average shares of common stock outstanding - diluted	15,564,317	14,555,337	14,295,639	14,244,345	10,033,029

	Six months ended
	June 30, 2018	June 30, 2017
Net income attributable to common stockholders	$7,976	$6,254
Plus: stock dividends payable to preferred stockholders	4,250	371
Plus: stock-based compensation	1,122	727
Plus: depreciation and amortization on real estate assets	1,589	62
Plus: other expenses	290	-
Adjusted Earnings	$15,227	$7,414

Adjusted Earnings per share attributable to common stockholders - diluted	$1.01	$0.78

Weighted average shares of common stock outstanding - diluted	15,058,187	9,507,947

Second Quarter 2018                       10

Jernigan Capital, Inc.

Third Quarter and Full Year 2018 Guidance

(in thousands, except share and per share data)

	Three months ending		Year ending
	September 30, 2018		December 31, 2018
	Low	High	Low	High
Interest income from investments	$7,400	$7,500	$25,650	$26,450
Rental revenue from real estate owned	880	900	3,150	3,250
Other income	30	35	90	110
Total revenues	$8,310	$8,435	$28,890	$29,810
G&A expenses (1)	(3,845)	(3,730)	(15,350)	(14,650)
Property operating expenses (excl. depreciation and amortization)	(470)	(440)	(1,690)	(1,590)
Depreciation and amortization on real estate assets	(820)	(800)	(3,250)	(3,150)
Interest expense	(520)	(490)	(2,750)	(2,550)
Other expenses	-	-	(290)	(290)
JV income	445	475	1,600	1,800
Other interest income	100	120	270	330
Change in fair value of investments (2)	10,500	12,500	41,000	47,000
Net income	13,700	16,070	48,430	56,710
Net income attributable to preferred stockholders (3)	(4,825)	(4,785)	(18,060)	(17,970)
Net income attributable to common stockholders	8,875	11,285	30,370	38,740
Add: stock dividends	2,125	2,125	8,500	8,500
Add: stock-based compensation	390	380	1,870	1,820
Add: depreciation and amortization on real estate assets	820	800	3,250	3,150
Add: other expenses	-	-	290	290
Adjusted earnings	$12,210	$14,590	$44,280	$52,500
Earnings per share – diluted	$0.46	$0.58	$1.77	$2.25
Adjusted earnings per share - diluted	$0.63	$0.75	$2.57	$3.05
Average shares outstanding - diluted	19,400,000	19,400,000	17,200,000	17,200,000

(1)

Includes $1.9 million (low and high) and $7.6 million (low) / $7.1 million (high) of fees due to the Manager for the three months ending September 30, 2018 and for the year ending December 31, 2018, respectively.

(2)

Excludes $0.3 million (low and high) and $1.0 million (low) / $1.1 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending September 30, 2018 and for the year ending December 31, 2018, respectively.

(3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to shares of Series A Preferred Stock, as well as cash dividends estimated with respect to shares of Series B Preferred Stock.

Full-Year Key Assumptions:

▪

Projected closings on $200 million to $230 million of new self-storage investments with a profits interest for the full-year 2018, including the approximately $83 million bridge loan investment closed on March 2, 2018 ($175.2 million closed as of July 31, 2018 and $24.8 million subject to non-binding term sheets with projected closing in 2018);

▪	Fundings of approximately $300 million to $320 million on the Company’s closed and projected investment commitments during the full-year 2018 ($177.1 million as of June 30, 2018);
▪

Guidance ranges assume 2018 investment fundings and commitments are financed with long-term capital, with specific impact on 2018 earnings dependent upon the amount, timing, cost, and form of capital raised; and

•	Specific assumptions included in guidance are as follows:
•

Proceeds of $85.0 million from the issuance of Series A Preferred Stock during the first nine months of 2018, which includes the issuance of $70.0 million of Series A Preferred Stock through July 31, 2018;

•

Impact of the amendment to the Series A Preferred Stock that was executed during the first quarter of 2018 which had the effect of leveling out the quarterly stock dividend through the second quarter of 2021;

•	Impact of the issuance of $39.3 million of 7.00% Series B Cumulative Redeemable Perpetual Preferred Stock through July 31, 2018;
•	Impact of the issuance of 4.6 million shares of common stock in June 2018; and
•	Utilization of debt over the remaining course of the year with expected borrowings at year-end of $55.0 million to $65.0 million.
▪	No change in the key assumptions used to value the Company’s investments other than the assumption of two 25 basis points interest rate increases for the remainder of 2018.

The Company continues to monitor its 2018 fair value guidance with updated estimates of construction progress from its development partners. Timing of fair value appreciation is heavily dependent upon construction which is subject to factors outside the control of the Company’s development partners. As such, the exact timing of fair value recognition is subject to change.

Second Quarter 2018                       11

Jernigan Capital, Inc.

Schedule of Owned Properties

As of June  30, 2018

(unaudited, dollars in thousands)

				Fair Value
Location				Recognized		Projected	Stabilized	Stabilized
(MSA)	Date	Date	Cash	Through Date	Gross	Stabilized	Yield on	Yield on	Size	Months	% Physical
Address	Opened	Acquired	Basis (1)	Acquired	Basis (2)	NOI (3)	Cash Basis	Gross Basis	(NRSF) (4)	Open (5)	Occupancy (5)
Orlando 1/2
11920 W Colonial Dr.	5/1/2016	8/9/2017	12,047	3,780	15,827	1,095	9.1%	6.9%	93,965	27	84.3%
Atlanta 2
340 Franklin Gateway SE	5/24/2016	2/2/2018	8,766	2,900	11,666	759	8.7%	6.5%	66,137	26	89.0%
Atlanta 1
5110 McGinnis Ferry Rd	5/25/2016	2/2/2018	10,467	2,704	13,171	864	8.3%	6.6%	71,718	26	75.8%
Jacksonville 1
1939 East West Pkwy	8/12/2016	1/10/2018	8,686	2,947	11,633	709	8.2%	6.1%	59,848	24	94.7%
Pittsburgh
6400 Hamilton Ave	5/11/2017	2/20/2018	7,619	1,976	9,595	688	9.0%	7.2%	48,024	15	47.9%
Total Owned Properties			$47,585	$14,307	$61,892	$4,115	8.6%	6.6%

(1)

Cash basis represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, and net property working capital acquired, all as of the date of acquisition. Pittsburgh cash basis also includes $200k of construction costs incurred after the date of acquisition to bring the asset to a state that will allow it to generate its projected stabilized NOI.

(2)	Gross basis represents cash basis as defined above plus fair value appreciation recognized through the date of acquisition.
(3)

Net operating income (NOI) is a non- GAAP financial measure that excludes from operating income the impact of depreciation and general and administrative expense. Projected stabilized NOI represents NOI at an expected time in the future when operations at the facility have stabilized from lease up occupancy and rental rates.

(4)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(5)	As of July 29, 2018.

Second Quarter 2018                       12

Jernigan Capital, Inc.

Schedule of Completed Projects

As of June 30, 2018

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date		Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Fair Value	(NRSF) (2)	Opened		Open (3)	Occupancy (3)
6/19/2015	Tampa 1
	12832 S US Highway 301	5,369	5,285	84	5,931	50,090	4/11/2016		28	87.1%
6/29/2015	Charlotte 1
	9323 Wright Hill Rd	7,624	7,357	267	9,556	86,680	8/18/2016		23	61.0%
7/2/2015	Milwaukee
	420 W St Paul Ave	7,650	7,641	9	9,241	81,755	10/9/2016	(4)	22	57.1%
7/31/2015	New Haven
	453 Washington Ave	6,930	6,600	330	8,342	64,225	12/16/2016		19	70.7%
10/27/2015	Austin
	251 N AW Grimes Blvd	8,658	7,551	1,107	8,600	77,234	3/16/2017		16	69.1%
1/4/2017	New York City 1
	1775 5th Ave	16,117	16,056	61	20,934	105,347	9/29/2017		10	39.7%
8/14/2015	Raleigh
	1501 Sunrise Ave	8,792	8,176	616	8,442	60,171	3/8/2018		5	13.4%
11/17/2016	Jacksonville 2
	37 Jefferson Rd	7,530	6,890	640	8,512	70,480	3/27/2018		4	27.1%
Total Completed Development Loans		$68,670	$65,556	$3,114	$79,558

3/2/2018	Miami 6
	590 NW 137th Ave	13,370	13,370	-	17,129	76,665	8/12/2016		24	79.2%
3/2/2018	Miami 4
	1103 SW 3rd Ave	20,201	19,627	574	20,997	74,685	10/9/2016		22	80.5%
3/2/2018	Miami 8
	2434 West 28th Lane	13,553	13,013	540	12,554	51,923	12/12/2016		20	85.2%
3/2/2018	Miami 7
	18460 Pines Blvd	18,462	16,755	1,707	14,892	86,880	3/26/2018		4	20.5%
Total Completed Bridge Loans		$65,586	$62,765	$2,821	$65,572

Total Completed Projects		$134,256

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

(3)	As of July 29, 2018.
(4)

Certificate of Occupancy (“C/O”) was received in August 2016, prior to the property being ready for opening by the manager of the project. Property opened to partial leasing in October 2016. All floors opened to leasing in February 2017.

Second Quarter 2018                       13

Schedule of Projects in Progress

As of June  30, 2018

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
9/20/2016	Charlotte 2
	1200 E 10th St	12,888	9,497	3,391	10,660	77,915	Q1 2017	Q3 2018
1/18/2017	Atlanta 3
	1484 Northside Dr NW	14,115	4,212	9,903	4,028	92,935	Q4 2017	Q2 2019
1/31/2017	Atlanta 4
	4676 S Atlanta Rd	13,678	10,206	3,472	11,995	105,288	Q2 2017	Q3 2018 (4)
2/24/2017	Orlando 3
	12711 E Colonial Dr	8,056	5,961	2,095	7,004	70,625	Q3 2017	Q3 2018 (4)
2/24/2017	New Orleans
	2709 Severn Ave	12,549	4,411	8,138	4,454	86,765	Q3 2017	Q1 2019
2/27/2017	Atlanta 5
	56 Peachtree Valley Rd NE	17,492	8,262	9,230	8,179	84,988	Q3 2017	Q1 2019
3/1/2017	Fort Lauderdale
	5601 NE 14th Ave	9,952	3,934	6,018	4,045	79,279	Q1 2018	Q1 2019
3/1/2017	Houston
	1070 Brittmoore Rd	13,630	6,079	7,551	6,388	133,035	Q4 2017	Q4 2018
4/14/2017	Louisville 1
	2801 N Hurstbourne Pkwy	8,523	5,255	3,268	6,049	66,150	Q2 2017	Q3 2018
4/20/2017	Denver 1
	6206 W Alameda Ave	9,806	3,706	6,100	3,587	59,150	Q1 2018	Q1 2019
4/20/2017	Denver 2
	3110 S Wadsworth Blvd	11,164	8,173	2,991	9,718	74,615	Q2 2017	Q3 2018 (4)
5/2/2017	Atlanta 6
	2033 Monroe Dr	12,543	8,658	3,885	9,863	81,170	Q2 2017	Q3 2018
5/2/2017	Tampa 2
	9185 Ulmerton Rd	8,091	2,070	6,021	1,991	71,400	Q1 2018	Q1 2019
5/19/2017	Tampa 3
	Lot 3B Crossroads Town Center	9,224	4,379	4,845	4,787	70,888	Q3 2017	Q4 2018
6/12/2017	Tampa 4
	3209 30th Ave S St	10,266	6,127	4,139	7,187	73,500	Q4 2017	Q4 2018
6/19/2017	Baltimore
	1835 Washington Blvd	10,775	5,584	5,191	5,667	84,975	Q3 2017	Q4 2018
6/28/2017	Knoxville
	7807 Kingston Pike	9,115	4,367	4,748	4,605	72,069	Q3 2017	Q4 2018
6/29/2017	Boston 1
	329 Boston Post Rd	14,103	10,801	3,302	11,786	91,055	Q3 2017	Q3 2018
6/30/2017	New York City 2
	465 W 150th St	26,482	20,356	6,126	19,759	40,593	Q4 2017	Q4 2018
7/27/2017	Jacksonville 3
	2004 Edison Ave	8,096	4,411	3,685	4,993	68,700	Q4 2017	Q4 2018
8/30/2017	Orlando 4
	9001 Eastmar Commons	9,037	2,661	6,376	2,561	77,125	Q1 2018	Q1 2019
9/14/2017	Los Angeles 1
	943-959 W Hyde Park Blvd	28,750	7,923	20,827	7,672	120,038	Q1 2019	Q3 2020
9/14/2017	Miami 1
	4250 SW 8th St	14,657	6,942	7,715	6,785	69,175	Q2 2018	Q3 2019
9/28/2017	Louisville 2
	3415 Bardstown Rd	9,940	5,316	4,624	5,861	74,172	Q4 2017	Q4 2018
10/12/2017	Miami 2
	880 W Prospect Rd	9,459	1,062	8,397	818	58,000	Q4 2018	Q1 2020
10/30/2017	New York City 3
	5203 Kennedy Blvd	14,701	3,712	10,989	3,384	68,660	Q4 2017	Q3 2019
11/16/2017	Miami 3
	120-132 NW 27th Ave	20,168	4,309	15,859	3,740	96,295	Q3 2018	Q1 2020
11/21/2017	Minneapolis 1
	2109 University Ave W	12,674	285	12,389	156	88,838	Q2 2018	Q3 2019
12/1/2017	Boston 2
	10 Hampshire Rd	8,771	2,329	6,442	2,235	74,625	Q4 2017	Q1 2019
12/15/2017	New York City 4
	6 Commerce Center Dr	10,591	1,283	9,308	1,168	78,425	Q2 2018	Q3 2019
12/27/2017	Boston 3
	19 Coolidge Hill Rd	10,174	2,475	7,699	2,306	62,700	Q4 2018	Q1 2020

Second Quarter 2018                       14

12/28/2017	New York City 5
	375 River St	16,073	5,101	10,972	4,945	90,200	Q3 2018	Q3 2019
2/8/2018	Minneapolis 2
	3216 Winnetka Ave N	10,543	3,944	6,599	3,878	83,114	Q2 2018	Q1 2019
3/2/2018	Miami 5 (3)
	4001 NW 77th Ave	17,738	16,108	1,630	14,009	77,237	Q4 2016	Q3 2018
3/30/2018	Philadelphia
	550 Allendale Rd	14,338	3,558	10,780	3,274	69,383	Q2 2018	Q3 2019
4/6/2018	Minneapolis 3
	101 American Blvd West	12,883	2,613	10,270	2,489	86,075	Q4 2018	Q4 2019
5/1/2018	Miami 9
	10651 W Okeechobee Rd	12,421	2,448	9,973	2,219	70,538	Q1 2019	Q3 2019
5/15/2018	Atlanta 7
	2915 Webb Rd	9,418	857	8,561	772	76,519	Q3 2018	Q3 2019
5/23/2018	Kansas City
	510 Southwest Blvd	9,968	1,413	8,555	1,324	77,188	Q3 2018	Q3 2019
6/7/2018	Orlando 5
	7212 W Sand Lake Rd	12,969	-	12,969	-	76,147	Q3 2018	Q3 2019
6/12/2018	Los Angeles 2
	7855 Haskell Ave	9,298	4,424	4,874	4,500	116,022	Q3 2019	Q4 2020
Total Projects in Progress		$515,119	$215,212	$299,907	$220,841

(1)

Estimated C/O dates represent the Company’s best estimate as of June  30, 2018 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	This investment is a bridge loan.
(4)	This facility received a temporary C/O or C/O subsequent to June 30, 2018.

Second Quarter 2018                       15

Schedule of Heitman JV Development Projects Completed and in Progress

As of June 30, 2018

(unaudited, dollars in thousands)

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded		Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Fair Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/19/2016	Jacksonville
	3211 San Pablo Rd S	8,127	7,378	749	11,594	80,621	7/26/2017	12	71.6%
9/28/2016	Columbia
	401 Hampton St	9,199	8,566	633	9,780	70,935	8/23/2017	11	72.4%
8/15/2016	Atlanta 2
	11220 Medlock Bridge Rd	8,772	7,982	790	9,119	70,289	9/14/2017	11	32.7%
4/15/2016	Washington DC
	1325 Kenilworth Ave NE	17,269	16,426	843	18,980	90,115	9/25/2017	10	46.4%
8/25/2016	Denver
	2225 E 104th Ave	11,032	9,998	1,034	12,335	85,575	12/14/2017	8	41.0%
5/14/2015	Miami 1
	490 NW 36th St	13,867	11,829	2,038	14,263	75,770	2/23/2018	5	24.8%
4/29/2016	Atlanta 1
	1801 Savoy Dr	10,223	9,304	919	10,299	71,150	4/12/2018	4	20.4%
12/22/2016	Raleigh
	7710 Alexander Town Blvd	8,877	7,243	1,634	8,642	64,103	6/8/2018	2	7.6%
Total Completed Development Projects		$87,366	$78,726	$8,640	$95,012

(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.

(3)	As of July 29, 2018.

Development Projects In Progress:

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded		Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Fair Value	(NRSF) (2)	Start Date	Quarter (1)
5/14/2015	Miami 2
	1100 NE 79th St	14,849	12,704	2,145	14,137	74,113	Q2 2016	Q3 2018
9/25/2015	Fort Lauderdale
	812 NW 1st St	13,230	11,211	2,019	13,166	87,413	Q2 2016	Q3 2018 (3)
7/21/2016	New Jersey
	10 Central Ave	7,828	3,493	4,335	3,525	57,975	Q2 2017	Q4 2018
Total Development Projects in Progress		$35,907	$27,408	$8,499	$30,828

Total Heitman JV Investments		$123,273	$106,134	$17,139	$125,840

(1)

Estimated C/O dates represent the Company’s best estimate as of June  30, 2018 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	This facility received a temporary C/O or C/O subsequent to June 30, 2018.

Second Quarter 2018                       16

Closed Investments by Geography

As of June  30, 2018

Second Quarter 2018                       17

Sources and Uses for Development

As of June  30, 2018

(dollars in millions)

Estimated Capital Uses:	Remaining Capital Needs
Contractual investment obligations
Development property investments	$303
Bridge loan investments	4
Self-storage real estate venture	2
Total Committed Uses	$309
Remaining Prospective Commitments per FY 2018 guidance:	40
Total to Fund Investments	$349

Estimated Sources:	Capital Sources
Cash and Cash Equivalents as of June 30, 2018	$43
Remaining Series A Preferred Stock to be Issued (expected in Q3 2018)	15
Identified loan repayment (expected in Q3 2018)	17
Identified asset sale (expected in Q3 2018)	6
Identified secured debt on three wholly-owned properties (expected in Q3 2018)	25
Remaining credit facility capacity	200
Remaining capital needs	43
Total Sources	$349

The company may use any combination of the following capital sources to fund its $43 million of remaining capital needs:

•	Refinancing of JCAP mortgage (49.9% profits interest and ROFR retained) - $60 million to $70 million
•	Sales of assets that JCAP does not wish to own or acquire - $20 million
•	Series B preferred ATM issuances - $10 million
•	Common stock issuances (ATM or underwritten offerings) - $20 million
•	Secured debt on individual properties - $5 million to $10 million
•	Joint venture proceeds - $5 million to $10 million

Timing of Funding $349 million of Remaining Commitments

Second Quarter 2018                       18

Capital Structure

As of June  30, 2018

Credit Facility Outstanding	$-
Series A Preferred Stock	110,000
Series B Preferred Stock	39,293
Common Stock	366,984
Total Capital	$516,277

Second Quarter 2018                       19

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-	Suite 650	package or annual report, please
Memphis, TN 38119	PR B	Memphis, TN 38119	visit our website at
901.567.9510	Stock Exchange Listing	901.567.9510	www.jernigancapital.com
New York Stock Exchange

Executive Management

Dean Jernigan	John A. Good
Chairman and Chief Executive Officer	President and Chief Operating Officer

Jonathan Perry	David Corak
Executive Vice President and Chief Investment Officer	Senior Vice President of Corporate Finance

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	B. Riley FBR
RJ Milligan	Tim Hayes
rjmilligan@rwbaird.com	timothyhayes@brileyfbr.com

Jefferies LLC	KeyBanc Capital Markets
George Hoglund	Todd M. Thomas
gholund@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Second Quarter 2018                       20